Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO MANUFACTURE AND SUPPLY AGREEMENT

This Amendment No. 1 (“Amendment”) is entered into as of March 9, 2012 (the “Amendment Effective Date”) by and between Codexis, Inc., a Delaware corporation with a principal place of business at 200 Penobscot Dr., Redwood City, CA 94063, and its affiliates (“Codexis”) and Lactosan GmbH & Co. KG, a corporation organized and existing under the laws of Austria with a place of business at Industriestrasse West 5, A-8605, Kapfenberg, Austria (“Company”).

WHEREAS, Company and Codexis are parties to a certain Manufacture and Supply Agreement dated as of May 16, 2011 (the “Agreement”); and

WHEREAS, the parties desire to modify the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Amendment, the parties agree as follows:

1. Definitions. The capitalized terms used in this Amendment shall have the meanings assigned to such terms in the Agreement.

2. Amendment. Company and Codexis agree that the Agreement shall be amended in the manner set forth below:

(a)	Clause (a) of Section 3.2 of the Agreement shall be amended by deleting the term “Enzyme(s)” in the first line thereof and replacing it with the term “enzyme(s)”.

(b)	Clause (b) of Section 3.2 of the Agreement shall be amended by (1) deleting the term “Enzyme(s)” in the first line thereof and replacing it with the term “enzyme(s)”; (2) deleting the phrase “three (3) Batches of such Enzyme” in the fourth line thereof and replacing it with the phrase “three (3) Batches of such First-Make Enzyme”; and (3) deleting the phrase “Work Order for such Enzyme” in the eighth line thereof and replacing it with the phrase “Work Order for such First-Make Enzyme”.

(c)	Clause (c) of Section 3.2 of the Agreement shall be amended by deleting the term “Enzyme(s)” in the first line thereof and replacing it with the term “enzyme(s)”.

(d)	Section 10.3.3 of the Agreement shall be amended and restated in its entirety as follows:

“Company may not supply to a Third Party any enzyme that is also an Enzyme supplied to Codexis hereunder, without Codexis’ prior written consent, not to be unreasonably withheld, delayed or conditioned. In the event that any Third Party requests Company to manufacture or supply an enzyme that is also an Enzyme manufactured for or supplied to Codexis hereunder, Company shall promptly notify Codexis of the same and the parties shall discuss in good faith Company’s ability to fulfill all or a portion of such order.”

3. Ratification; Conflict. Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control.

EXECUTION VERSION

4. Counterparts. This Amendment may be signed in one (1) or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

5. Governing Law and Arbitration. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the United Kingdom. Each of Company and Codexis agree that any and all disputes arising from, in connection with, or in any way related to this Amendment shall be resolved, unless settled sooner, through mandatory binding arbitration in accordance with the London Court of International Arbitration (“LCIA”). The language of the proceedings shall be in English. The arbitrators shall apply the substantive laws of the United Kingdom, including, without limitation, the Rules of Evidence. The arbitrators shall interpret and apply the terms of this Amendment with respect to any award or resolution to any dispute. Notwithstanding the foregoing, either Company or Codexis may, without waiving any other rights or remedies available under this Amendment, seek to obtain from a court of competent jurisdiction a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary to enforce the provisions of this Amendment, without breach of this arbitration provision and without abridgement of the powers of the arbitrators.

IN WITNESS WHEREOF, a duly authorized representative of each party has executed this Amendment as of the dates identified below, but the Amendment shall become effective on the Amendment Effective Date.

CODEXIS, INC.		LACTOSAN GMBH & CO. KG

By:	/s/ Peter Strumph	By:	/s/ Hans Lettner

Name:	Peter Strumph	Name:	Hans Lettner

Title:	Interim President & CEO	Title:	GM

Date:	March 12, 2012	Date:	March 14, 2012